   As filed with the Securities and Exchange Commission on October 5, 2000



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                ------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                ------------------------------------------------

                        AQUIS COMMUNICATIONS GROUP, INC.

           DELAWARE                                              22-3281446
   (State or jurisdiction of                                  (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                            1719A ROUTE 10, SUITE 300
                              PARSIPPANY, NJ 07504
                    (Address of principal executive offices)
                   -------------------------------------------



           JOHN B. FREILING                        COPIES OF COMMUNICATIONS TO:
               PRESIDENT                             Joseph P. Galda, Esquire
       1719A ROUTE 10, SUITE 300                       Buchanan Ingersoll
         PARSIPPANY, NJ 07054                        Professional Corporation
(Name and address of agent for service)                 Eleven Penn Center
            (973) 560-8001                        1835 Market Street, 14th Floor
(Telephone number of agent for service)               Philadelphia, PA 19103
                                                           (215) 665-3879


==========================================================================================================
                                   CALCULATION OF REGISTRATION FEE
==========================================================================================================
                                               PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
    TITLE OF SECURITIES      AMOUNT TO BE     OFFERING PRICE PER     AGGREGATE OFFERING   REGISTRATION FEE
      TO BE REGISTERED        REGISTERED           SHARE(1)                PRICE
----------------------------------------------------------------------------------------------------------
       Common Stock
(par value $.01 per share)    300,000(2)           $0.7969                $239,055            $63.11
==========================================================================================================


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). In accordance with Rule 457(h), the maximum offering price is the average of the high and low sale prices for the Common Stock as quoted on the Nasdaq SmallCap Market on October 4, 2000.

(2) Represents options granted to an employee, Nick T. Catania on January 4, 2000 pursuant to a written compensation agreement.

                            -----------------------

     The documents containing the information specified in Part I of this Registration Statement will be sent or given to the employee as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement relates to common stock of Aquis Communications Group, Inc. (the "Company") issuable upon the exercise of options granted to Nick T. Catania, the Company's President and Chief Executive Officer, pursuant to an option agreement dated January 4, 2000. The Company. is incorporated in the State of Delaware.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company are incorporated herein by reference:

     (a) The annual report of the Company filed on Form 10-K for the year ended December 31, 1999;

     (b) The quarterly reports of the Company filed on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000;

     (c) All other reports, if any, filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's report referred to in (a) above; and

     (d) The description of the Company's Common Stock, par value $.01 per share, as set forth in the Company's Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended, as filed with the Commission on April 12, 1994, Commission File Number 33-76744.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement, which indicate that all securities offered have been sold or which deregister all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

     The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:


EXHIBIT NO.    DESCRIPTION OF EXHIBIT
-----------    ----------------------

   4.01 Option Agreement dated as of January 4, 2000 between the Company and Nick T. Catania (Incorporated by reference to Exhibit 10.30 to the Company's Annual Report on Form 10-K for the year ended December 31, 1999).

   5.01 Opinion of Buchanan Ingersoll Professional Corporation (filed herewith).

   23.01       Consent of PricewaterhouseCoopers LLP (filed herewith).

   23.02       Consent of Arthur Andersen LLP (filed herewith).

   23.03 Consent of Buchanan Ingersoll Professional Corporation (contained in opinion filed as Exhibit 5.01).

ITEM 9.  UNDERTAKINGS

     (a) The undersigned Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events, arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided however, that subclauses
              (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing clause is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on the 5th day of October 2000.

                                               AQUIS COMMUNICATIONS GROUP, INC.


                                               By: /s/ JOHN B. FRIELING
                                                   -----------------------------
                                                   John B. Frieling
                                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    SIGNATURE                           TITLE                        DATE

/s/ Patrick M. Egan          Chairman and Director            October 5, 2000
------------------------
Patrick M. Egan

/s/ John Frieling            Chief Executive Officer          October 5, 2000
------------------------     and Director
John Frieling

/s/ Michael Salerno          Director                         October 5, 2000
------------------------
Michael Salerno

/s/ D. Brian Plunkett        Vice President Finance           October 5, 2000
------------------------     and Chief Accounting Officer
D. Brian Plunkett

                                  EXHIBIT INDEX



EXHIBIT NO.                            DESCRIPTION

   4.01 Option Agreement dated as of January 4, 2000 between the Company and Nick T. Catania (Incorporated by reference to Exhibit 10.30 to the Company's Annual Report on Form 10-K for the year ended December 31, 1999).

   5.01 Opinion of Buchanan Ingersoll Professional Corporation (filed herewith).

   23.01       Consent of PricewaterhouseCoopers LLP (filed herewith).

   23.02       Consent of Arthur Andersen LLP (filed herewith).

   23.03 Consent of Buchanan Ingersoll Professional Corporation (contained in opinion filed as Exhibit 5.01).